UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 28, 2020

PVH CORP. /DE/

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Daniel Grieder, Chief Executive Officer, Tommy Hilfiger Global and PVH Europe, notified PVH Corp. (the “Company”) on May 28, 2020 that he would be resigning effective June 1, 2020 and relinquishing his role as Chief Executive Officer, Tommy Hilfiger Global and PVH Europe, as of June 2, 2020, to pursue other interests. (June 1, 2020 was a non-business day in Europe, where Mr. Grieder is located.)

The Company, the Company’s subsidiary PVH B.V., and Mr. Grieder entered on June 1, 2020 into an amendment (the “Amendment”) to his employment agreement with PVH B.V., dated as of March 20, 2017 (the “Employment Agreement”).  The Amendment, which became effective as of May 31, 2020, provides that PVH B.V. will make a special payment to Mr. Grieder in recognition of his long-term service to and performance for the benefit of PVH B.V. and its affiliates equal to six months’ of Mr. Grieder’s base salary as in effect on November 30, 2020.  The special payment will be paid to Mr. Grieder in six substantially equal installments during the period commencing on December 1, 2020 and ending on May 31, 2021.  Pursuant to the Amendment, Mr. Grieder has acknowledged that he is obligated to comply with the restrictive covenants set forth in the Employment Agreement and the Company has agreed that it will consider in good faith any request from Mr. Grieder to enter the employ of, become a consultant to, or provide services to, or have any ownership or other interest in, any entity that is engaged in a business that is in competition with the business or products of the Company, PVH B.V. and their affiliates if and only if such entity conducts primarily a regional business and would not be considered a major competitor of the business or products of the Company, PVH B.V. and their affiliates.

Item 8.01. Other Events.
The Company issued a press release on June 2, 2020 announcing Mr. Grieder’s resignation and that Martijn Hagman has been appointed to serve as the new Chief Executive Officer, Tommy Hilfiger Global and PVH Europe, effective June 2, 2020.  Mr. Hagman had been serving as the Chief Operating Officer, Tommy Hilfiger Global and PVH Europe, and the Chief Financial Officer, Tommy Hilfiger Global, overseeing operations, finance, digital business transformation, technology and business development.

Mr. Grieder will help transition his responsibilities over the next few months to ensure a smooth and successful transition.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 2, 2020.
101	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President
Date:June 3, 2020